UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On August 28, 2009, Viacom Inc. (the “Company”) issued a press release announcing the expiration of its cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 5.75% Senior Notes due 2011 (the “2011 Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on August 27, 2009, at which time $1,306,574,000, or 87.1%, of the aggregate principal amount of outstanding 2011 Notes had been validly tendered. The Tender Offer consideration of $1,061.25 per $1,000 principal amount was funded in part by the Company’s recent offering of $600,000,000 aggregate principal amount of 4.375% Senior Notes due 2014 and $250,000,000 aggregate principal amount of 5.625% Senior Notes due 2019. A copy of the press release is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99	Press Release of Viacom Inc. dated August 28, 2009 announcing the expiration of the Tender Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: September 3, 2009

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press Release of Viacom Inc. dated August 28, 2009 announcing the expiration of the Tender Offer.